UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2016

ARCHROCK, INC.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-8000

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Third Amendment, Consent and Waiver to Credit Agreement

 As previously reported, on May 10, 2016, Archrock, Inc. (“Archrock” or the “Company”) entered into that certain Second Amendment, Consent and Waiver to Credit Agreement (the “Second Amendment”) by and among Archrock Services, L.P. (“Archrock Services”), the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto waiving and modifying certain provisions under the Credit Agreement, dated as of July 10, 2015 (as amended, the “Credit Agreement”).

Under the Second Amendment, the lenders waived, among other things, (1) any potential event of default arising under the Credit Agreement as a result of the potential inaccuracy of certain representations and warranties regarding the Company’s prior period financial information and previously delivered compliance certificate for the 2015 fiscal year and (2) any requirement that Archrock Services or the Company make any representations and warranties as to the Company’s prior period financial statements and other prior period financial information. Under the Second Amendment, these waivers will terminate on July 31, 2016, unless on or prior to that date (to the extent the Audit Committee concludes that the Company’s prior period financial statements can no longer be relied upon), the Company has delivered replacement financial information for its 2015 audited financial statements, together with a replacement compliance certificate demonstrating the Company’s compliance for the fiscal year ended December 31, 2015 with the financial covenants set forth in the Credit Agreement (collectively, the “Replacement Financial Information”). The Second Amendment also extended to no later than July 31, 2016 the deadline by which the Company is required to deliver to the lenders its quarterly report for the fiscal quarter ended March 31, 2016 to be filed with the Securities and Exchange Commission (“SEC”) and the related compliance certificate demonstrating compliance with the financial covenants set forth in the Credit Agreement.

As previously disclosed, Archrock’s management and the Audit Committee of its Board of Directors are in the process of determining the impact to Archrock’s pre-spin-off historical financial statements of Exterran Corporation’s identification of possible errors relating to the application of percentage-of-completion accounting principles to specific engineering, procurement and construction projects in the Middle East by its Belleli subsidiary, as described in Exterran Corporation’s Form 8-K filed with the SEC on April 26, 2016.

On July 21, 2016, the Company entered into that certain Third Amendment, Consent and Waiver to Credit Agreement (the “Third Amendment”) by and among Archrock Services, the Company, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. Under the Third Amendment, the lenders extended the waivers previously granted under the Second Amendment to September 30, 2016 unless on or prior to that date (to the extent the Audit Committee concludes that the Company’s prior period financial statements can no longer be relied upon), the Company delivers the Replacement Financial Information, and further extended to no later than September 30, 2016 the deadline by which the Company is required to deliver to the lenders its quarterly reports for the fiscal quarters ended March 31, 2016 and June 30, 2016 to be filed with the SEC and the related respective compliance certificates demonstrating compliance with the financial covenants set forth in the Credit Agreement.

The foregoing description of the Third Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Third Amendment described above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Third Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Third Amendment, Consent and Waiver to Credit Agreement, dated as of July 21, 2016, among Archrock Services, L.P., as Borrower, Archrock, Inc., as Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

July 26, 2016	By:	/s/ DAVID S. MILLER
David S. Miller
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
Third Amendment, Consent and Waiver to Credit Agreement, dated as of July 21, 2016, among Archrock Services, L.P., as Borrower, Archrock, Inc., as Guarantor, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto

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